Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT the undersigned, a Director of J.Jill, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint Kathleen B. Stevens and Mark Webb or any one or more of them, his or her true and lawful attorney, for him or her and in his or her name, place and stead, (i) to execute, by manual or facsimile signature, electronic transmission or otherwise, the Company’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments to said Registration Statement (including post-effective amendments) and supplements thereto for the registration from time to time of shares of the Company’s common stock to be offered by the Company and the selling stockholder named therein, and (ii) to file the same and any and all amendments and supplements thereto, with any exhibits thereto, financial statements and prospectuses included or to be incorporated by reference therein, and any other document or instrument deemed necessary or appropriate by any of them in connection with such Registration Statement or amendment, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things which said attorneys may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of the 15th day of September, 2026, by the following persons.

Signature

/s/ Michael Rahamim Michael Rahamim

/s/ Courtnee Chun Courtnee Chun

/s/ Jyothi Rao Jyothi Rao

/s/ Michael Recht Michael Recht

/s/ Michael Eck Michael Eck

/s/ Shelley Milano Shelley Milano